Exhibit 99.01

Valero Energy Reports First Quarter 2011 Results

SAN ANTONIO, April 26, 2011 - Valero Energy Corporation (NYSE: VLO) today reported income from continuing operations of $104 million, or $0.18 per share, for the first quarter of 2011, compared to a loss from continuing operations of $80 million, or $0.14 per share, for the first quarter of 2010. Included in the first quarter 2011 results was an after-tax loss of $352 million, or $0.61 per share, on derivative contracts related to the forward sales of refined products. These derivatives contracts were closed and realized in the first quarter of 2011.

First quarter 2011 operating income was $244 million versus first quarter 2010 operating income of $4 million. Excluding the pre-tax loss of $542 million on the forward sales of refined products, first quarter 2011 operating income was $786 million and refining throughput margin was $9.91 per barrel. The $782 million improvement in operating income versus first quarter 2010 was mainly due to a $3.93-per-barrel increase in refining throughput margins. The increase in throughput margins was primarily due to higher margins for diesel and jet fuel plus wider discounts for heavy-sour feedstocks on the Gulf Coast and light-sweet crude oils in the Mid-Continent.

In addition, the company estimates its March 2011 results were impacted by $116 million of lost income after taxes, or $0.20 per share, mainly due to turnaround-maintenance delays at the refineries. The impact from these issues was not captured in the earnings guidance issued by the company on March 2.

“Clearly, the first quarter was a much better start to the year than last year,” said Valero Chairman and CEO Bill Klesse. “Our refining system experienced strong margins and turned in solid results despite a heavy maintenance schedule and associated restart delays. We also announced the acquisition of Chevron's Pembroke refinery, marketing, and logistics assets in the United Kingdom and Ireland. These attractively priced assets will improve the competitiveness of our asset portfolio and should be immediately accretive to earnings upon closing in the third quarter.”

Klesse continued, “Refining industry margins and feedstock discounts in our markets were very strong in the first quarter because of global demand strength and production issues in foreign refineries. In particular, our inland refineries benefited from processing WTI-type crude oils, which have been pricing at a significant discount to waterborne light-sweet crude oils such as LLS and Brent. Combined with our heavy and sour crude oil processing capabilities, more than 80 percent of Valero's refining capacity can process feedstocks that price below waterborne light-sweet crude oils.”

Valero's retail operating income was $66 million in the first quarter of 2011 versus $71 million in the first quarter of 2010. The slight decline in operating income was mainly due to the narrowing of U.S. retail fuel margins as pump prices failed to keep pace with rising crude oil prices, while Canadian retail fuel margins increased on local demand strength.

Valero's ethanol operating income was $44 million in the first quarter of 2011 versus $57 million in the first quarter of 2010. The decrease in operating income was mainly due to corn costs rising faster than ethanol prices, squeezing gross margins from 63 cents per gallon in the first quarter of 2010 to 50 cents per gallon in the first quarter of 2011.

Regarding cash flows in the first quarter of 2011, capital spending was $737 million, of which $299 million was for turnaround and catalyst expenditures. Also in the first quarter, the company paid $28 million in dividends on its common stock and repaid $510 million in debt. Valero ended the first quarter with $4.1 billion in cash and temporary cash investments.

Commenting on the industry outlook, Klesse said, “Although crude oil prices have been over $100 per barrel, demand outside the U.S. and Western Europe is resilient and growing. The rapid economic growth in developing economies has been fueling the strength in refining margins the past year, and we continue to see attractive opportunities to export products from our Gulf Coast refineries. Benchmark margins and feedstock discounts in the second quarter have increased from first quarter levels, and prices in the forward markets over the past couple of months have consistently implied very strong refining margins throughout 2011.”

“We expect a strong second quarter for Valero,” Klesse continued. “With our refineries coming back online from maintenance and operating at higher rates, we expect to capture more of these outstanding margins and wide discounts. In addition, we successfully completed key projects that should enhance profitability, including replacement of the coke drums at our Port Arthur refinery, and we are nearly complete with the revamp of our cat-cracking unit at the St. Charles refinery.”

Klesse concluded, “We are very excited about Valero's growth prospects. In addition to favorable industry conditions, we expect to add significant earnings power via the Pembroke acquisition later this year and our major growth projects that are on track for completion in 2012. Those projects, particularly the hydrocrackers and hydrogen plants, are ideal for this environment of high crude oil and low natural gas prices, as well as growing global demand for diesel and gasoline. Besides the successful execution of our growth plans, we remain focused on cost savings, and, of course, safe, reliable, and regulatory-compliant operations.”

Valero's senior management will hold a conference call at 11:00 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company's web site at www.valero.com.

About Valero
Valero Energy Corporation is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Its assets include 14 petroleum refineries with a combined throughput capacity of approximately 2.6 million barrels per day, 10 ethanol plants with a combined production capacity of 1.1 billion gallons per year, and a 50-megawatt wind farm. Valero is also one of the largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar and Beacon brands. Based in San Antonio, Valero is a Fortune 500 company with approximately 20,000 employees. Please visit www.valero.com for more information.

Safe Harbor Statement
Statements contained in this release that state the Company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero's annual reports on Form 10‑K and quarterly reports on Form 10‑Q, filed with the Securities and Exchange Commission, and available on Valero's website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
STATEMENT OF INCOME DATA (a) (b) (c) :
Operating Revenues (1)	$26,308	$18,493
Costs and Expenses:
Cost of Sales (d) (e)	24,568	17,056
Operating Expenses:
Refining	744	764
Retail (d)	162	152
Ethanol	95	80
General and Administrative Expenses (f)	130	97
Depreciation and Amortization Expense	365	340
Total Costs and Expenses	26,064	18,489
Operating Income (e)	244	4
Other Income, Net	17	11
Interest and Debt Expense:
Incurred	(144)	(147)
Capitalized	27	20
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit)	144	(112)
Income Tax Expense (Benefit)	40	(32)
Income (Loss) from Continuing Operations	104	(80)
Loss from Discontinued Operations, Net of Income Taxes	(6)	(33)
Net Income (Loss)	$98	$(113)
Earnings (Loss) per Common Share:
Continuing Operations	$0.18	$(0.14)
Discontinued Operations	(0.01)	(0.06)
Total	$0.17	$(0.20)
Weighted Average Common Shares Outstanding (in millions)	566	562
Earnings (Loss) per Common Share – Assuming Dilution:
Continuing Operations	$0.18	$(0.14)
Discontinued Operations	(0.01)	(0.06)
Total	$0.17	$(0.20)
Weighted Average Common Shares Outstanding – Assuming Dilution (in millions) (g)	573	562
Supplemental Information:
(1) Includes excise taxes on sales by our U.S. retail system	$214	$208
	March 31,	December 31,
	2011	2010
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$4,133	$3,334
Total Debt	7,829	8,337

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Operating Income (Loss) by Business Segment:
Refining (e)	$276	$(15)
Retail	66	71
Ethanol	44	57
Total Before Corporate	386	113
Corporate	(142)	(109)
Total	$244	$4
Depreciation and Amortization by Business Segment:
Refining	$316	$294
Retail	28	26
Ethanol	9	8
Total Before Corporate	353	328
Corporate	12	12
Total	$365	$340
Operating Highlights:
Refining (a) (b) (e):
Throughput Margin per Barrel	$7.05	$5.98
Operating Costs per Barrel:
Operating Expenses	3.93	4.38
Depreciation and Amortization Expense	1.66	1.68
Total Operating Costs per Barrel	5.59	6.06
Operating Income (Loss) per Barrel	$1.46	$(0.08)
Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	372	440
Medium/Light Sour Crude	372	385
Acidic Sweet Crude	72	42
Sweet Crude	666	588
Residuals	249	137
Other Feedstocks	137	118
Total Feedstocks	1,868	1,710
Blendstocks and Other	238	230
Total Throughput Volumes	2,106	1,940
Yields (Mbbls per Day):
Gasolines and Blendstocks	956	967
Distillates	695	597
Other Products (h)	465	398
Total Yields	2,116	1,962

Table Page 2

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Refining Operating Highlights by Region (e) (i):
Gulf Coast:
Operating Income (Loss)	$111	$(11)
Throughput Volumes (Mbbls per Day)	1,299	1,137
Throughput Margin per Barrel	$6.45	$6.08
Operating Costs per Barrel:
Operating Expenses	3.86	4.44
Depreciation and Amortization Expense	1.64	1.74
Total Operating Costs per Barrel	5.50	6.18
Operating Income (Loss) per Barrel	$0.95	$(0.10)
Mid-Continent:
Operating Income (Loss)	$167	$(11)
Throughput Volumes (Mbbls per Day)	403	363
Throughput Margin per Barrel	$9.68	$5.34
Operating Costs per Barrel:
Operating Expenses	3.65	4.07
Depreciation and Amortization Expense	1.44	1.60
Total Operating Costs per Barrel	5.09	5.67
Operating Income (Loss) per Barrel	$4.59	$(0.33)
Northeast:
Operating Income	$56	$38
Throughput Volumes (Mbbls per Day)	209	178
Throughput Margin per Barrel	$7.02	$7.77
Operating Costs per Barrel:
Operating Expenses	2.81	3.73
Depreciation and Amortization Expense	1.20	1.66
Total Operating Costs per Barrel	4.01	5.39
Operating Income (Loss) per Barrel	$3.01	$2.38
West Coast:
Operating Loss	$(58)	$(31)
Throughput Volumes (Mbbls per Day)	195	262
Throughput Margin per Barrel	$5.62	$5.20
Operating Costs per Barrel:
Operating Expenses	6.15	4.97
Depreciation and Amortization Expense	2.81	1.54
Total Operating Costs per Barrel	8.96	6.51
Operating Loss per Barrel	$(3.34)	$(1.31)

Table Page 3

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Retail - U.S. (d):
Operating Income	$19	$33
Company-Operated Fuel Sites (Average)	993	989
Fuel Volumes (Gallons per Day per Site)	4,895	4,942
Fuel Margin per Gallon	$0.076	$0.108
Merchandise Sales	$283	$272
Merchandise Margin (Percentage of Sales)	28.3%	28.2%
Margin on Miscellaneous Sales	$22	$22
Operating Expenses	$98	$94
Depreciation and Amortization Expense	$19	$18
Retail - Canada (d):
Operating Income	$47	$38
Fuel Volumes (Thousand Gallons per Day)	3,234	3,078
Fuel Margin per Gallon	$0.317	$0.284
Merchandise Sales	$57	$52
Merchandise Margin (Percentage of Sales)	29.7%	30.8%
Margin on Miscellaneous Sales	$11	$10
Operating Expenses	$64	$58
Depreciation and Amortization Expense	$9	$8
Ethanol (c):
Operating Income	$44	$57
Production (Thousand Gallons per Day)	3,282	2,534
Gross Margin per Gallon of Production	$0.50	$0.63
Operating Costs per Gallon of Production:
Operating Expenses	0.32	0.35
Depreciation and Amortization Expense	0.03	0.03
Total Operating Costs per Gallon of Production	0.35	0.38
Operating Income per Gallon of Production	$0.15	$0.25

Table Page 4

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Average Market Reference Prices and Differentials (j):
Feedstocks (Dollars per Barrel):
Louisiana Light Sweet (LLS) Crude Oil	$105.02	$79.34
LLS Less West Texas Intermediate (WTI) Crude Oil	11.08	0.67
LLS Less Alaska North Slope (ANS) Crude Oil	3.78	0.79
LLS Less Brent Crude Oil	(0.39)	3.06
LLS Less Mars Crude Oil	3.59	3.61
LLS Less Maya Crude Oil	15.68	9.57
WTI Crude Oil	$93.94	$78.67
WTI Less Mars Crude Oil	(7.49)	2.94
WTI Less Maya Crude Oil	4.60	8.90
Products (Dollars per Barrel):
U.S. Gulf Coast:
Conventional 87 Gasoline Less LLS	$3.82	$6.46
Ultra-Low-Sulfur Diesel Less LLS	13.59	6.83
Propylene Less LLS	19.50	16.94
Conventional 87 Gasoline Less WTI	14.90	7.13
Ultra-Low-Sulfur Diesel Less WTI	24.67	7.49
Propylene Less WTI	30.58	17.61
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$15.89	$6.71
Ultra-Low-Sulfur Diesel Less WTI	25.10	6.70
U.S. Northeast:
Conventional 87 Gasoline Less Brent	$3.94	$10.28
Ultra-Low-Sulfur Diesel Less Brent	15.04	11.35
Conventional 87 Gasoline Less WTI	15.42	7.88
Ultra-Low-Sulfur Diesel Less WTI	26.52	8.95
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$15.36	$10.70
CARB Diesel Less ANS	20.70	8.55
CARBOB 87 Gasoline Less WTI	22.66	10.58
CARB Diesel Less WTI	28.00	8.43
New York Harbor Corn Crush (Dollars per Gallon)	$0.08	$0.45

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(a)
On December 17, 2010, Valero sold its refinery in Paulsboro, New Jersey, and associated inventory to PBF Holding Company LLC for $707 million in proceeds, of which $160 million consisted of a short-term note, resulting in a loss on the sale of $980 million ($610 million after taxes). The results of operations of the refinery for the three months ended March 31, 2010 are reflected in discontinued operations. In addition, the refining segment and Northeast Region operating highlights for the three months ended March 31, 2010 exclude the Paulsboro Refinery.

(b)
During the fourth quarter of 2009, Valero permanently shut down its refinery in Delaware City, Delaware, and wrote down the book value of the refinery assets to net realizable value, resulting in a loss on the shutdown of $1.9 billion ($1.2 billion after taxes). On June 1, 2010, Valero sold the shutdown refinery assets and associated terminal and pipeline assets to PBF Energy Partners LP (an entity related to the buyer of the Paulsboro Refinery) for $220 million in cash proceeds, resulting in a gain on the sale of the refinery assets of $92 million ($58 million after taxes) and an insignificant gain on the sale of the terminal and pipeline assets. The results of operations of the shutdown refinery for the three months ended March 31, 2010 are reflected in discontinued operations. In addition, the refining segment and Northeast Region operating highlights for the three months ended March 31, 2010 exclude the Delaware City Refinery. The terminal and pipeline assets associated with the refinery were not shut down in 2009 and continued to be operated until the date of their sale, and the results of operations of those assets for the three months ended March 31, 2010 are reflected in continuing operations.

(c)
Valero acquired three ethanol plants in the first quarter of 2010. The Statement of Income Data includes the results of operations of those plants commencing on their respective acquisition dates. Two plants were acquired from ASA Ethanol Holdings, LLC and the third plant was acquired from Renew Energy LLC. Ethanol production volumes reflected herein are based on total production during each period divided by actual calendar days per period.

(d)
Credit card transaction processing fees incurred by Valero's Retail business segment of $21 million for the three months ended March 31, 2010 were reclassified from Retail operating expenses to cost of sales. In addition, the Retail-U.S. and Retail-Canada operating highlights for the three months ended March 31, 2010 have been restated to reflect this reclassification.

(e)
Cost of sales for the three months ended March 31, 2011 includes a loss of $542 million ($352 million after tax) on derivative contracts related to the forward sales of refined product. These contracts were closed and realized during the first quarter of 2011. The $542 million loss is reflected in refining segment operating income, resulting in a $2.86 reduction in refining throughput margin per barrel for the three months ended March 31, 2011, and is allocated to refining operating income (loss) by region, excluding Northeast, based on relative throughput volumes for each region as follows:  Gulf Coast- $372 million, or $3.18 per barrel; Mid-Continent- $122 million, or $3.36 per barrel; and West Coast- $48 million, or $2.71 per barrel.

(f)
General and administrative expenses for the three months ended March 31, 2010 includes the recognition of a favorable settlement with one of Valero's third-party insurers for $40 million. The settlement relates to Valero's claim of insurance coverage in connection with losses incurred in prior periods.

(g)
Common equivalent shares have been excluded from the computation of diluted loss per common share for the three months ended March 31, 2010 as the effect of including such shares would be antidilutive.

(h)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(i)
The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City; and West Coast- Benicia and Wilmington Refineries.

(j)
Average market reference prices for Louisiana Light Sweet (LLS) crude oil, along with price differentials between the price of LLS crude oil and other types of crude oil, have been included in the table of Average Market Reference Prices and Differentials.  The table also includes price differentials by region between the prices of certain products and the benchmark crude oil that provides the best indicator of product margins for each region.  Prior to the first quarter of 2011, feedstock and product differentials presented herein were based on the price of West Texas Intermediate (WTI) crude oil. However, the price of WTI crude oil no longer provides a reasonable benchmark price of crude oil for all regions.  Beginning in late 2010, WTI light-sweet crude oil began to price at a discount to waterborne light-sweet crude oils, such as LLS and Brent, because of increased WTI supplies resulting from greater domestic production and increased deliveries of crude oil from Canada into the Mid-Continent region.  Therefore, the use of the price of WTI crude oil as a benchmark price for regions that do not process WTI crude oil is no longer reasonable.

Table Page 6